                                                     Exhibit (4)-11
                                                     Commonwealth Edison Company
                                                     Form S-4 File No. 333-


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                SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT



                          COMMONWEALTH EDISON COMPANY

                                      and

                           WILMINGTON TRUST COMPANY

                        Dated as of _____________, 1997






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

                               TABLE OF CONTENTS
                               -----------------

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                                                                           Page
                                                                           ----
                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions...................................................  2
SECTION 1.2  Interpretation................................................  5

                                  ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application..............................  6
SECTION 2.2  Lists of Holders of Securities................................  6
SECTION 2.3  Reports by the Capital Securities Guarantee Trustee...........  6
SECTION 2.4  Periodic Reports to Capital Securities Guarantee Trustee......  6
SECTION 2.5  Evidence of Compliance with Conditions Precedent..............  7
SECTION 2.6  Events of Default; Waiver.....................................  7
SECTION 2.7  Event of Default; Notice......................................  7
SECTION 2.8  Conflicting Interests.........................................  7

                                  ARTICLE III
                         POWERS, DUTIES AND RIGHTS OF
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Capital Securities Guarantee Trustee.  7
SECTION 3.2  Certain Rights of Capital Securities Guarantee Trustee........  9
SECTION 3.3  Not Responsible for Recitals or Issuance of Series B
              Capital Securities Guarantee................................. 11

                                  ARTICLE IV
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1  Capital Securities Guarantee Trustee; Eligibility............. 11
SECTION 4.2  Appointment, Removal and Resignation of Capital Securities
              Guarantee Trustee............................................ 12

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1  Guarantee..................................................... 13
SECTION 5.2  Waiver of Notice and Demand................................... 13
SECTION 5.3  Obligations Not Affected...................................... 13
SECTION 5.4  Rights of Holders............................................. 14

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                                                                             Page
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

SECTION 5.5    Guarantee of Payment.......................................... 15
SECTION 5.6    Subrogation................................................... 15
SECTION 5.7    Independent Obligations....................................... 15

                                    ARTICLE VI
                     LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1    Limitation of Transactions.................................... 15
SECTION 6.2    Ranking....................................................... 16

                                    ARTICLE VII
                                    TERMINATION

SECTION 7.1    Termination................................................... 16
SECTION 7.2    Termination of Guarantee...................................... 16

                                   ARTICLE VIII
                           COMPENSATION AND EXPENSES OF
                       CAPITAL SECURITIES GUARANTEE TRUSTEE


                                    ARTICLE IX
                                  INDEMNIFICATION

SECTION 9.1    Exculpation................................................... 17
SECTION 9.2    Indemnification............................................... 17

                                     ARTICLE X
                                   MISCELLANEOUS

SECTION 10.1   Successors and Assigns....................................... 18
SECTION 10.2   Amendments................................................... 18
SECTION 10.3   Notices...................................................... 18
SECTION 10.4   Benefit...................................................... 19
SECTION 10.5   Governing Law................................................ 19

                SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT

          THIS SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Series B Capital Securities Guarantee"), dated as of ___________, 1997, is executed and delivered by Commonwealth Edison Company, an Illinois corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Capital Securities Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of ComEd Financing II, a Delaware statutory business trust (the "Issuer").


                                  WITNESSETH:

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January 24, 1997, among the trustees of the Issuer, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer issued 150,000 capital securities, having an aggregate liquidation amount of $150,000,000, such capital securities being designated the "8.50% Series A Capital Securities (Liquidation Amount $1,000 per Capital Security)" (the "Old Capital Securities");

          WHEREAS, as incentive for the Holders to purchase the Old Capital Securities, the Guarantor irrevocably and unconditionally agreed, to the extent set forth in that certain Series A Capital Securities Guarantee dated as of January 24, 1997 (the "Series A Capital Securities Guarantee"), to pay to the Holders the Guarantee Payments (as defined below); and to make certain other payments on the terms and conditions set forth therein;

          WHEREAS, pursuant to that certain Registration Rights Agreement, dated as of January 24, 1997 (the "Registration Rights Agreement"), among the Guarantor, the Issuer and certain Purchasers named therein, the Guarantor and the Issuer agreed that if the Guarantor and the Issuer filed a registration statement (the "Registration Statement") to exchange the Series A Capital Securities for a like aggregate Liquidation Amount of new 8.50% Series B Capital Securities, Liquidation Amount $1,000 per Capital Security (the "New Capital Securities" and, together with the Old Capital Securities, the "Capital Securities"), then the Guarantor and the Issuer will simultaneously include in the Registration Statement an offer to exchange the Series A Capital Securities Guarantee for the Series B Capital Securities Guarantee for the benefit of the Holders of the Capital Securities;

          WHEREAS, on ___________, 1997, the Registration Statement was declared effective under the Securities Act of 1933, as amended (the "Securities Act");

          WHEREAS, pursuant to the Registration Rights Agreement, the Guarantor and the Issuer wish to exchange the Series A Capital Securities Guarantee for the Series B Capital Securities Guarantee;

          WHEREAS, the Series B Capital Securities Guarantee is substantially identical to the Series A Capital Securities Guarantee except that the Series B Capital Securities Guarantee is registered under the Securities Act pursuant to the Registration Statement and the Series A Capital Securities Guarantee will not contain provisions restricting transfer in the absence of registration under the Securities Act; and

          WHEREAS, as required by the Registration Rights Agreement, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments and to make certain other payments on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Series B Capital Securities Guarantee for the benefit of the Holders.


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          SECTION 1.1 Definitions. In this Series B Capital Securities Guarantee, unless the context otherwise requires, capitalized terms used in this Series B Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1; terms defined in the Declaration as at the date of execution of this Series B Capital Securities Guarantee have the same meaning when used in this Series B Capital Securities Guarantee unless otherwise defined in this Series B Capital Securities Guarantee; a term defined anywhere in this Series B Capital Securities Guarantee has the same meaning throughout; and a term defined in the Trust Indenture Act has the same meaning when used in this Series B Capital Securities Guarantee, unless otherwise defined in this Series B Capital Securities Guarantee or unless the context otherwise requires.

          "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, or any successor rule thereunder.

          "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in Wilmington, Delaware or New York, New York are authorized or required by law or executive order to close.

          "Capital Securities Guarantee Trustee" means Wilmington Trust Company, a Delaware banking corporation, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series B Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

          "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

          "Corporate Trust Office" means the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Series B Capital Securities Guarantee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

          "Covered Person" means any Holder or beneficial owner of Capital Securities.

          "Debentures" means the series of subordinated debt securities of the Guarantor designated the "8.50% Series B Subordinated Deferrable Interest Debentures due January 15, 2027" held by the Property Trustee (as defined in the Declaration) of the Issuer.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Series B Capital Securities Guarantee.

          "Exchange Offer" means the Exchange Offer defined and described in the Registration Rights Agreement.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Capital Securities to the extent the Issuer has funds on hand legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds on hand legally available therefor at such time, with respect to any Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities as provided in the Declaration), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer. If an Indenture Event of Default has occurred and is continuing, no guarantee payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under any Other Common Securities Guarantees shall be made until the Holders shall be paid in full the Guarantee Payments to which they are entitled under this Capital Securities Guarantee.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

          "Indemnified Person" means the Capital Securities Guarantee Trustee, any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

          "Indenture" means the Indenture dated as of September 1, 1995, among the Guarantor (the "Debenture Issuer") and Wilmington Trust Company, as trustee (the "Debenture Trustee"), as supplemented by the First Supplemental Indenture dated as of September 19, 1995, between the Debenture Issuer and the Debenture Trustee, the Second Supplemental Indenture and the Third Supplemental Indenture.

          "Indenture Event of Default" shall mean any event specified in Section
6.01 of the Indenture.

          "Liquidation Distribution" means the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Capital Securities to the date of payment.

          "Majority in liquidation amount of the Series B Capital Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities.

          "Officers' Certificate" means a certificate signed by any two of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Comptroller, the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series B Capital Securities Guarantee (other than pursuant to Section 314(d)(4) of the Trust Indenture Act) shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" in the Common Securities Guarantee.

          "Other Guarantees" means all guarantees issued, or to be issued, by the Guarantor with respect to capital securities similar to the Capital Securities issued by other trusts established, or to be established, by the Guarantor, in each case similar to the Issuer. "Other Guarantees" shall include the Preferred Securities Guarantee Agreement dated as of September 26, 1995 issued by the Guarantor with respect to the 8.48% Trust Originated Preferred Securities of ComEd Financing I.

          "Other Indebtedness" means all subordinated notes, debentures or other indebtedness issued by the Guarantor from time to time and sold to trusts established, or to be established, by the Guarantor, in each case similar to the Issuer. "Other Indebtedness" shall include the 8.48% Subordinated Deferrable Interest Notes due September 30, 2035, issued by the Guarantor to ComEd Financing I.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Responsible Officer" means, with respect to the Capital Securities Guarantee Trustee, the chairman of the board of directors, the president, any vice president, the secretary, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or other officer of the Capital Securities Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Second Supplemental Indenture" means the Second Supplemental Indenture dated as of January 24, 1997, between the Debenture Issuer and the Debenture Trustee.

          "Successor Capital Securities Guarantee Trustee" means a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

          "Third Supplemental Indenture" means the Third Supplemental Indenture dated as of ___________, 1997, between the Debenture Issuer and the Debenture Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939.

          "Trust Securities" means the Common Securities, the Series A Capital Securities and the Series B Capital Securities, collectively.

          SECTION 1.2 Interpretation. Each definition in this Series B Capital Securities Guarantee Agreement includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. All references to "the Series B Capital Securities Guarantee Agreement" or "this Series B Capital Securities Guarantee Agreement" are to this Series B Capital Securities Guarantee Agreement as modified, supplemented or amended from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Series B Capital Securities Guarantee Agreement as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Series B Capital Securities Guarantee Agreement. References to Articles and Sections mean the Articles and Sections of this Series B Capital Securities Guarantee Agreement unless otherwise specified.


                                  ARTICLE II

                              TRUST INDENTURE ACT

          SECTION 2.1 Trust Indenture Act; Application. (a) This Series B Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series B Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Series B Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          SECTION 2.2 Lists of Holders of Securities. (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within ten Business Days after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

          SECTION 2.3 Reports by the Capital Securities Guarantee Trustee. Within 60 days after May 15 of each year, commencing May 15, 1997, the Capital Securities Guarantee Trustee shall provide to the Holders such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the other requirements of
Section 313 of the Trust Indenture Act.

          SECTION 2.4 Periodic Reports to Capital Securities Guarantee Trustee. The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Series B Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

          SECTION 2.6 Events of Default; Waiver. The Holders of a Majority in liquidation amount of the Capital Securities may, by vote, on behalf of all the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series B Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 2.7 Event of Default; Notice. (a) The Capital Securities Guarantee Trustee shall, within 90 days after a Responsible Officer has knowledge of the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to all Holders, notices of all Events of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice, provided, that, except in the case of default in the payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Capital Securities.

          (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice from the Guarantor or a Holder, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

          SECTION 2.8 Conflicting Interests. The Declaration shall be deemed to be specifically described in this Series B Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                         POWERS, DUTIES AND RIGHTS OF
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

          SECTION 3.1 Powers and Duties of the Capital Securities Guarantee Trustee. (a) This Series B Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders, and the Capital Securities Guarantee Trustee shall not transfer this Series B Capital Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Series B Capital Securities Guarantee for the benefit of the Holders.

          (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants shall be read into this Series B Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series B Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Series B Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Series B Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series B Capital

          Securities Guarantee against the Capital Securities Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Series B Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Series B Capital Securities Guarantee;

          (ii) the Capital Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series B Capital Securities Guarantee; and

          (iv) no provision of this Series B Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Series B Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

          SECTION 3.2  Certain Rights of Capital Securities Guarantee Trustee.
(a)  Subject to the provisions of Section 3.1:

          (i) The Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Series B Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate.

          (iii) Whenever, in the administration of this Series B Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

          (v) The Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series B Capital Securities Guarantee from any court of competent jurisdiction.

          (vi) The Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series B Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Series B Capital Securities Guarantee.

          (vii) The Capital Securities Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series B Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Series B Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee
     (i) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

          (xi) The Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Series B Capital Securities Guarantee.

          (b) No provision of this Series B Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

          SECTION 3.3 Not Responsible for Recitals or Issuance of Series B Capital Securities Guarantee. The recitals contained in this Series B Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Series B Capital Securities Guarantee.


                                  ARTICLE IV

                     CAPITAL SECURITIES GUARANTEE TRUSTEE

          SECTION 4.1 Capital Securities Guarantee Trustee; Eligibility. (a) There shall at all times be a Capital Securities Guarantee Trustee which shall:

          (i)  not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
     Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

          SECTION 4.2 Appointment, Removal and Resignation of Capital Securities Guarantee Trustee. (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

          (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

          (c) The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

          (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

          (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

          (f) Upon termination of this Series B Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.


                                   ARTICLE V

                                   GUARANTEE

          SECTION 5.1 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

          SECTION 5.2 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Series B Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.3 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Series B Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sums payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Capital Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 5.4 Rights of Holders. (a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Series B Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series B Capital Securities Guarantee provided, however, that, subject to the duties and responsibilities of the Debenture Trustee pursuant to the Indenture, the Capital Securities Guarantee Trustee shall have the right to decline to follow any such direction if the Capital Securities Guarantee Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Capital Securities Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Capital Securities Guarantee Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Capital Securities Guarantee Trustee in personal liability.

          (b) If the Capital Securities Guarantee Trustee fails to enforce such Series B Capital Securities Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Series B Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

          SECTION 5.5 Guarantee of Payment. This Series B Capital Securities Guarantee creates a guarantee of payment and not of collection.

          SECTION 5.6 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series B Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series B Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series B Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

          SECTION 5.7 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series B Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series B Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.

                                  ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

          SECTION 6.1 Limitation of Transactions. So long as any Capital Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common, preference and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor (including any Other Indebtedness) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of any securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures, if at such time (i) an Indenture Event of Default has occurred and is continuing, (ii) there shall have occurred any event of which the Guarantor has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be an Indenture Event of Default and (b) in respect of which the Guarantor shall not have taken reasonable steps to cure, (iii) the Guarantor shall be in default with respect to its payment of any obligations under this Series B Capital Securities Guarantee or (iv) the Guarantor shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 4.2 of the Third Supplemental Indenture, or any extension thereof, and shall not have rescinded such notice, and such period of interest payment extension, or any extension thereof, shall have commenced.

          SECTION 6.2 Ranking. This Series B Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Second Supplemental Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Second Supplemental Indenture, it being understood that the terms of Article VI of the Second Supplemental Indenture shall apply to the obligations of the Guarantor under this Series B Capital Securities Guarantee as if (x) such
Article VI were set forth herein in full and (y) such obligations were substituted for the term "Debentures" appearing in such Article VI, (ii) subordinate and junior in right of payment to the Debentures and any Other Indebtedness, (iii) pari passu with the most senior preferred stock now or hereafter issued by the Guarantor and with any Other Guarantees and any Other Common Securities Guarantee and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred stock of any Affiliate of the Guarantor, and (iv) senior to the Guarantor's common stock.


                                  ARTICLE VII

                                  TERMINATION

          SECTION 7.1 Termination. This Series B Capital Securities Guarantee shall terminate (i) upon full payment of the applicable Redemption Price (as defined in the Declaration) of all Capital Securities or (ii) upon full payment of the Liquidation Amount or the distribution of the Debentures to the Holders of all of the Capital Securities. Notwithstanding the foregoing, this Series B Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Capital Securities or under this Series B Capital Securities Guarantee.

          SECTION 7.2 Termination of Guarantee. The Series A Capital Securities Guarantee is hereby terminated and shall have no further force and effect except insofar as required by Section 7.1 therein.


                                 ARTICLE VIII

                         COMPENSATION AND EXPENSES OF
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

          The Guarantor covenants and agrees to pay to the Capital Securities Guarantee Trustee from time to time, and the Capital Securities Guarantee Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Guarantor and the Capital Securities Guarantee Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Guarantor will pay or reimburse the Capital Securities Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Capital Securities Guarantee Trustee in accordance with any of the provisions of this Capital Securities Guarantee (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Guarantor also covenants to indemnify each of the Capital Securities Guarantee Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Capital Securities Guarantee Trustee) incurred without negligence or bad faith on the part of the Capital Securities Guarantee Trustee and arising out of or in connection with the acceptance or administration of this guarantee, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Guarantor under this Article VIII to compensate and indemnify the Capital Securities Guarantee Trustee and to pay or reimburse the Capital Securities Guarantee Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Capital Securities upon all property and funds held or collected by the Capital Securities Guarantee Trustee as such, except funds held in trust for the benefit of the holders of particular Capital Securities.

          The provisions of this Article shall survive the termination of this Capital Securities Guarantee.

                                  ARTICLE IX

                                INDEMNIFICATION

          SECTION 9.1 Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Series B Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Series B Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

          SECTION 9.2 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 9.2 shall survive the termination of this Series B Capital Securities Guarantee.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.1 Successors and Assigns. All guarantees and agreements contained in this Series B Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

          SECTION 10.2 Amendments. Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Series B Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Capital Securities. The provisions of the

                                    -xviii-

Declaration with respect to consents to amendments thereof (whether at a meeting or otherwise) shall apply to the giving of such approval.

          SECTION 10.3 Notices. All notices provided for in this Series B Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) If given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders and the Capital Securities Guarantee Trustee):

               ComEd Financing II
               c/o Commonwealth Edison Company
               10 South Dearborn Street - 37th Floor
               Chicago, Illinois 60603
               Attention:                        Dennis F. O'Brien
                    Administrative Trustee
               Telecopy:                         (312) 394-3110

          (b) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders and the Issuer):

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890
               Attention:                        Corporate Trust Administration
               Telecopy:

          (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders and the Capital Securities Guarantee Trustee):

               Commonwealth Edison Company
               10 South Dearborn Street - 37th Floor
               Chicago, Illinois  60603
               Attention:                        Treasurer
               Telecopy:                         (312) 394-3110

          (d) If given to any Holder, at the address for such Holder set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 10.4 Benefit. This Series B Capital Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

          SECTION 10.5 Governing Law. THIS SERIES B CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          THIS SERIES B CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.


                    COMMONWEALTH EDISON COMPANY,
                     as Guarantor



                    By:  ________________________________
                         Dennis O'Brien
                         Treasurer


                    WILMINGTON TRUST COMPANY,
                        Not in its individual capacity but solely as Capital Securities Guarantee Trustee



                    By:  _________________________________
                         Name:
                         Title: